                                                                      EXHIBIT P

[MERRILL LYNCH LOGO]
                                                          Preferred Stock
                                                          Exchange Offer
                                                          MERRILL LYNCH & CO.
===============================================================================
M. L. LEAD DEALER MANAGER                ATTENTION:       REGIONAL MANAGERS
                                                          SALES MANAGERS
                                                          FINANCIAL CONSULTANTS
                                                          NOVEMBER 6, 1995

                              PECO ENERGY COMPANY
                    OFFER TO EXCHANGE (THE "EXCHANGE OFFER")
            PREFERRED TRUST RECEIPTS ("TOPRS(SM)") EACH REPRESENTING A
  8.72% CUMULATIVE MONTHLY INCOME PREFERRED SECURITY, SERIES B OF PECO ENERGY
                                 CAPITAL, L.P.
          (STATED LIQUIDATION PREFERENCE  $25 PER PREFERRED SECURITY)
     FOR UP TO 5,400,000 OUTSTANDING DEPOSITARY SHARES EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE OF $7.96 CUMULATIVE PREFERRED STOCK OF PECO
                                ENERGY COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
    NEW YORK CITY TIME, ON DECEMBER 13, 1995, UNLESS THE OFFER IS EXTENDED.

                               SUMMARY HIGHLIGHTS

SEE "RISK FACTORS" IN THE OFFERING CIRCULAR/PROSPECTUS AND HEREIN FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED TRUST RECEIPTS THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD DURING WHICH AND CERTAIN CIRCUMSTANCES UNDER WHICH DISTRIBUTIONS ON THE UNDERLYING SERIES B PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

-        HOLDERS OF THE DEPOSITARY SHARES SHOULD BE ADVISED OF THE FOLLOWING:
         PECO ENERGY COMPANY ("PECO ENERGY") WILL PAY MERRILL LYNCH A FEE FOR EACH DEPOSITARY SHARE VALIDLY TENDERED FOR EXCHANGE AND NOT WITHDRAWN PURSUANT TO THE EXCHANGE OFFER.
- COMMISSIONS/FEES/TRANSFER TAXES: Holders who tender Depositary Shares in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Depositary Shares pursuant to the Exchange Offer. A solicitation fee of $0.50 per Depositary Share validly tendered and accepted for exchange pursuant to the Exchange Offer will be paid by PECO Energy to Soliciting Dealers designated by the record or beneficial owner, as appropriate, of Depositary Shares. Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any soliciting dealer fee. Soliciting Dealers are not entitled to a solicitation fee for the Depositary Shares beneficially owned by such Soliciting Dealer.
- EXPECTED RATINGS: Preferred Trust Receipts Ratings: "baa2"/BBB. Series B Preferred Securities Ratings: "baa2"/BBB.
- DISTRIBUTION RATE: The rate of Distributions on the Preferred Trust Receipts will be 76 basis points greater than the dividend rate on the Depositary Shares. No portion of the amounts received on the Preferred Trust Receipts will be eligible for the dividends received deduction.
- DISTRIBUTION EXTENSION : PECO Energy has the right to extend interest payment periods on the Series B Subordinated Debentures for up to 60 consecutive months, and, as a consequence, monthly Distributions on the Series B Preferred Securities will be deferred by PECO Energy Capital during any such extended interest payment period. Distributions in arrears after the monthly payment date therefor will accumulate additional distributions thereon at the rate per annum of 8.72% thereof. Should an extended interest payment period occur, PECO Energy Capital will continue to accrue income for tax purposes which will be allocated, but not distributed, to the holders of the Preferred Trust Receipts, as the owners for tax purposes of the Series B Preferred Securities represented by the Preferred Trust Receipts.
         As a result, the owner will include such interest in gross income for tax purposes in advance of the receipt of cash.
- THE EXCHANGE OFFER: PECO Energy is offering to exchange Preferred Trust Receipts each representing a 8.72% Cumulative Monthly Income Preferred Security, Series B, representing a limited partner interest issued by PECO Energy Capital, L.P., a limited partnership, for up to 5,400,000 Depositary Shares, each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of PECO Energy. The Exchange Offer will be made on the basis of one Preferred Trust Receipt for each Depositary Share validly tendered and accepted for exchange in the Exchange Offer. The Exchange Offer is subject to the condition (which may be waived by PECO Energy) that a minimum of 2,800,000 Depositary Shares shall have been tendered and not withdrawn prior to the expiration of the Exchange Offer.
- PURPOSE OF THE EXCHANGE OFFER: The purpose of the Exchange Offer is to reduce the after-tax financing costs of PECO Energy through the replacement of Depositary Shares with Preferred Trust Receipts.
- PROCEDURES FOR TENDERING: In order to participate in the Exchange Offer, holders of Depositary Shares must either submit a Letter of Transmittal, (or an Agent's Message, if applicable) or submit a Notice of Guaranteed Delivery and comply with the other procedures for tendering in accordance with the instructions contained in the Offering Circular/Prospectus and in the Letter of Transmittal prior to the Expiration Date.
- TAXABLE TRANSACTION: The Exchange Offer will be a taxable event under applicable tax laws. It is anticipated that persons who hold Preferred Trust Receipts as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.
         (SM) "TOPrS"  is a service mark of Merrill Lynch & Co., Inc.

FOR INTERNAL USE ONLY
This memorandum relates to an Exchange Offer. It is merely a summary for informational purposes for Merrill Lynch personnel; it should be read with and is qualified in its entirety by the Offering Document(s). Under no circumstances may a copy of this report be shown, quoted or given to any member of the public. Under no circumstances is it to be used or considered as recommendation to buy or sell any security and is not to be used to solicit tenders of shares. All financial consultants should read the Offering Circular/Prospectus and the accompanying Letter of Transmittal before discussing the Exchange Offer with Shareholders.

                             THE EXCHANGE OFFER

This information is to be read with and is qualified in its entirety by the more detailed information and financial data contained in the Offering Circular/Prospectus. The capitalized terms used herein and not otherwise defined are as defined in the Offering Circular/Prospectus.


 The Offeror..............................  PECO Energy Company

 Securities to be Issued..................  Preferred Trust Receipts ("TOPrS") each representing a 8.72% Cumulative Monthly
                                            Income Preferred Security, Series B of PECO Energy Capital L.P., with stated
                                            liquidation preference of $25 per Preferred Security (referred to as the
                                            "Series B Preferred Securities")

 Depositary Shares Sought.................  Up to 5,400,000 Depositary Shares, each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of PECO Energy Company. If more than
                                            5,400,000 Depositary Shares are validly tendered, acceptance of Depositary
                                            Shares of each tendering Holder will be pro rated.

 Purpose of the Exchange Offer............  The purpose of the Offer is to reduce the after-tax financing costs of PECO
                                            Energy through the replacement of Depositary Shares with Preferred Trust
                                            Receipts.  Although the Distribution Rate on the Preferred Trust Receipts will be higher than the dividend rate on the Depositary Shares, PECO Energy will deduct interest payable on the Series B Subordinated Debentures for federal income tax purposes; dividends payable on the Depositary Shares are not deductible by PECO Energy for federal income tax purposes.

 Terms of the Exchange Offer..............  Upon the terms and subject to the conditions set forth in the Offering
                                            Circular/Prospectus and in the Letter of Transmittal, PECO Energy will offer to effect an exchange of Preferred Trust Receipts, each representing a Series B
                                            Preferred Security, for up to 5,400,000 outstanding Depositary Shares.  The exchange of Preferred Trust Receipts for Depositary Shares will be effected by
                                            (a) the delivery by PECO Energy of its Series B Subordinated Debentures to the
                                            Exchange Agent, which will receive the Series B Subordinated Debentures on behalf of the Holders of the Depositary Shares, in exchange for Depositary
                                            Shares, (b) the delivery by the Exchange Agent (acting pursuant to the directions of the Holders of Depositary Shares) of the Series B Subordinated
                                            Debentures to PECO Energy Capital in consideration for the issuance and deposit by PECO Energy Capital of the Series B Preferred Securities to the Trust under an Amended and Restated Trust Agreement with PNC Bank, Delaware, as Trustee and
                                            (c) the issuance and delivery by the Trust of the Preferred Trust Receipts to the Exchange Agent for distribution to the former Holders of the Depositary
                                            Shares.

                                            Holders of Depositary Shares will not have the right to retain the Series B
                                            Subordinated Debentures delivered to the Exchange Agent in exchange for
                                            Depositary Shares validly tendered and accepted.  The Exchange Offer will be made on the basis of one Preferred Trust Receipt for each Depositary Share validly tendered and accepted for exchange in the Exchange Offer.

 Procedures for Tendering.................  In order to participate in the Exchange Offer, Holders of Depositary Shares
                                            must submit a Letter of Transmittal or Agent's Message or submit a Notice of
                                            Guaranteed Delivery and comply with the other procedures for tendering in accordance with instructions contained in the Offering Circular/Prospectus and in the Letter of Transmittal prior to the Expiration Date.

 Beneficial Owners........................  Any beneficial owner of Depositary Shares registered in the name of a broker/dealer, commercial bank, trust company or other nominee who wishes to tender must instruct such registered holder to tender on behalf of such beneficial owner.

 Expiration Date; Exchange Date;
 Withdrawal Rights........................  The Exchange Offer and the Withdrawal Rights will expire at 12:00 midnight, New
                                            York City time, on December 13, 1995, unless the Exchange Offer is extended by
                                            PECO Energy in its sole discretion or as required by law. Merrill Lynch will stop accepting orders on December 12, 1995 at 6:30pm, Eastern Standard Time.
                                            The date of issuance of the Preferred Trust Receipts will be as soon as practicable following the Expiration Date or up to 12 Business Days following the Expiration Date if proration of tendered Depositary Shares is required.
                                            Tenders of the Depositary Shares pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange, at any time after 40 Business Days from November 8, 1995.

 Amendments; Termination..................  PECO Energy may amend or terminate the Exchange Offer and not accept any
                                            Depositary Shares at any time prior to the Expiration Date, provided PECO
                                            Energy will not accept Depositary Shares if as of the Expiration Date there would be fewer than 1,000,000 Preferred Trust Receipts to be issued or 400 record or beneficial holders of Preferred Trust Receipts to be issued as a result of the Exchange.

 Solicitation Fee.........................  Not payable by shareholders. A solicitation fee of $0.50 per Depositary Share validly tendered and accepted for exchange pursuant to the Exchange Offer will be paid by PECO Energy to Soliciting Dealers designated by the record or beneficial owner, as appropriate, of Depositary Shares. Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any soliciting dealer fee. Soliciting Dealers are not entitled to a solicitation fee for Depositary Shares beneficially owned by such Soliciting
                                            Dealer.

                                            Holders of Depositary Shares should be advised of the following:  PECO Energy will pay Merrill Lynch a fee for each Depositary Share validly tendered and accepted for exchange pursuant to the Exchange Offer.

 Transfer Tax.............................  PECO Energy will pay all transfer taxes, if any, applicable to the exchange of
                                            Depositary Shares pursuant to the Exchange Offer. If, however, Depositary
                                            Shares not accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Depositary
                                            Shares tendered or if a transfer tax is imposed for any reason other than the exchange of Depositary Shares pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder.

 Exchange Agent; Information Agent........  First Chicago Trust Company of New York has been appointed as Exchange Agent in connection with the Exchange Offer.  Questions and requests for assistance regarding the Exchange Offer, requests for additional copies of the Offering
                                            Circular/Prospectus, the Letter of Transmittal and requests for Notice of
                                            Guaranteed Delivery should be directed to D.F. King & Co., Inc. which has been appointed to act as Information Agent for the Exchange Offer,  at 77 Water
                                            Street,  New York, New York 10005. Banks and brokers call (212) 425-1685; all others telephone (800) 628-8509.

 Dealer Managers..........................  Merrill Lynch & Co. and Smith Barney Inc. have been retained as Dealer Managers
                                            (the "Dealer Managers") in connection with the Exchange Offer.  Questions with respect to the Exchange Offer should be directed to Merrill Lynch &
                                            Co.,Marketing Support at  (212) 236-4565. (Call Collect)

 Denominations............................  Each Preferred Trust Receipt represents a Series B Preferred Security; each
                                            Series B Preferred Security has a stated liquidation preference of $25.

 Form.....................................  Certificated or Book-Entry.

 Blue Sky.................................  The Exchange Offer is expected to be qualified  for sale in all states.

          COMPARISON OF PREFERRED TRUST RECEIPTS AND DEPOSITARY SHARES

The following is a brief summary of certain terms of the Preferred Trust Receipts and the Depositary Shares. For a more complete description of the Preferred Trust Receipts, see "Description of the Preferred Trust Receipts" and "Description of the Series B Preferred Securities" in the Offering Circular/Prospectus and for a complete description of the Series B Subordinated Debentures which will represent the sole source for the payment of distributions and other payments on the Series B Preferred Securities underlying the Preferred Trust Receipts, see "Description of the Series B Subordinated Debentures and the Indenture" in the Offering Circular/Prospectus.

                                         PREFERRED TRUST RECEIPTS                      DEPOSITARY SHARES
                                         ------------------------                      -----------------
 Nature of Security..............  Represents a Series B Preferred Security,    A one-fourth interest in $7.96 Cumulative
                                   which represents a limited partner           Preferred Stock issued by PECO Energy.
                                   interest in PECO Energy Capital.

 Distribution/Dividend Rate......  8.72% per annum payable monthly in           $1.99 ($7.96  per share of $7.96
                                   arrears on the last day of each month of     Cumulative Preferred Stock) per annum
                                   each year, commencing December 29, 1995,     payable on February 1, May 1, August 1 and
                                   from and including the Exchange Date but     November 1 of each year, out of funds
                                   only if, and to the extent that,             legally available therefor, when, as and
                                   Distributions are made in respect of the     if declared by PECO Energy's Board of
                                   Series B Preferred Securities.               Directors.  Dividends are cumulative.
                                   Distributions in arrears after the           Accumulated unpaid dividends do not
                                   monthly payment date therefor, including     accumulate additional dividends thereon.
                                   during any Extension Period for the
                                   Series B Subordinated Debentures,
                                   accumulate additional Distributions
                                   thereon at the rate of 8.72% per annum.

 Optional Redemption.............  See "Maturity/Mandatory Redemption"          Redeemable at the option of PECO Energy on
                                   below.                                       and after October 1, 1997, in whole or in
                                                                                part, at a redemption price equal to 100%
                                                                                of the stated liquidation preference of
                                                                                the shares to be redeemed, plus accrued
                                                                                and unpaid dividends, if any, to the
                                                                                redemption date.


 Maturity/Mandatory Redemption...  The Preferred Trust Receipts will be         None
                                   redeemed upon: (1) the redemption of the
                                   Series B Preferred Securities upon the
                                   payment at maturity of the Series B
                                   Subordinated Debentures, (2) optional
                                   redemption, in whole or in part, of the
                                   Series B Subordinated Debentures or the
                                   Series B Preferred Securities on or after
                                   October 1, 1997 or (3) the optional
                                   redemption of the Series B Subordinated
                                   Debentures or the Series B Preferred
                                   Securities upon the occurrence of a Tax
                                   Event or mandatory redemption of the
                                   Series B Preferred Securities upon
                                   occurrence of an Investment Company Act
                                   Event.  Any such redemption of the
                                   Preferred Trust Receipts will be at a
                                   redemption price equal to 100% of the
                                   stated liquidation preference of the
                                   Series B Preferred Securities to be
                                   redeemed, plus accrued and unpaid
                                   Distributions, if any, to the redemption
                                   date, including Distributions accrued as
                                   a result of PECO

                                          PREFERRED TRUST RECEIPTS                     DEPOSITARY SHARES
                                          ------------------------                     -----------------
 Maturity/Mandatory Redemption
 (cont'd)........................  Energy's election to defer payments of interest on the Series B Subordinated
                                   Debentures.  The Series B Subordinated
                                   Debentures have a final maturity of
                                   December 19, 2025.  See "Description of
                                   the Preferred Trust Receipts-Redemption
                                   of Preferred Trust Receipts" and
                                   "Description of the Series B Preferred
                                   Securities - Mandatory Redemption" and
                                   "-Special Event Redemptions" in the
                                   Offering Circular/Prospectus.

 Withdrawal Rights...............  Upon surrender of Preferred Trust            Upon surrender of Depositary Receipts at
                                   Receipts at the principal office of the      the principal office of the Depositary,
                                   Trustee, and subject to the terms of the     and upon payment of the Depositary's
                                   Partnership Agreement, a holder of           customary charges therefor, and subject to
                                   Preferred Trust Receipts is entitled to      the terms of the deposit agreement for the
                                   delivery of the number of whole Series B     Depositary Shares, a holder of the
                                   Preferred Securities represented by such     Depositary Shares is entitled to delivery
                                   Preferred Trust Receipts.                    of the number of whole shares of the $7.96
                                                                                Preferred Stock and all money and other
                                                                                property, if any, represented by such
                                                                                Depositary Shares.

 Subordination...................  The Series B Preferred Securities will       Subordinate to claims of creditors of PECO
                                   rank subordinate to claims of creditors      Energy, including the Subordinated
                                   of PECO Energy Capital, but senior to the    Debentures, but senior to the common stock
                                   general partner interests in PECO Energy     of PECO Energy and pari passu with all
                                   Capital and pari passu with all other        other outstanding series of preferred
                                   Preferred Securities of PECO Energy          stock of PECO Energy.
                                   Capital.  The obligations of PECO Energy
                                   under the Series B Guarantee are
                                   subordinate and junior in right of
                                   payment to all general liabilities of
                                   PECO Energy and its obligations under the
                                   Series B Subordinated Debentures are
                                   subordinate and junior in right of
                                   payment to all present and future Senior
                                   Indebtedness of PECO Energy, which
                                   aggregated approximately $5.0 billion at
                                   September 30, 1995, but senior in payment
                                   to all capital stock of PECO Energy
                                   including the Depositary Shares.

 Listing.........................  The Preferred Trust Receipts have been       The Depositary Shares are listed on the
                                   approved for listing on the NYSE subject     NYSE.
                                   to notice of issuance and attainment of
                                   the NYSE distribution standards.
                                   Trading of the Preferred Trust Receipts
                                   on the NYSE is expected to commence
                                   within a 30-day period after the initial
                                   delivery of the Preferred Trust Receipts.

                                        PREFERRED TRUST RECEIPTS                       DEPOSITARY SHARES
                                        ------------------------                       -----------------
 Listing (cont'd)................  In order to satisfy the NYSE listing requirements, acceptance of Depositary
                                   Shares validly tendered in the Exchange
                                   Offer is subject to the conditions that
                                   as of the Expiration Date there be at
                                   least 1,000,000 Preferred Trust Receipts
                                   to be issued and 400 record or beneficial
                                   holders of Preferred Trust Receipts to be
                                   issued in exchange for such Depositary
                                   Shares, which conditions may not be
                                   waived.

 Federal Income Tax
 Consequences of
 Distributions/Dividends.........  Distributions are not eligible for the       Dividends are eligible for the dividends
                                   dividends received deduction for             received deduction for corporate holders.
                                   corporate holders.

 Voting Rights/Enforcement.......  If (i) PECO Energy Capital fails to pay      If dividends shall be in arrears in an
                                   Distributions in full on any series of       aggregate amount equivalent to four
                                   the Preferred Securities for 18              quarterly dividend payments, the holders
                                   consecutive monthly distribution periods,    of PECO Energy preferred stock, including
                                   (ii) an Event of Default (as defined in      the holders of Depositary Shares, have the
                                   the Indenture) occurs and is continuing,     right to elect the smallest number of
                                   or (iii) PECO Energy is in default on any    directors necessary to constitute a
                                   of its payment obligations under the         majority of the full board of directors of
                                   Payment and Guarantee Agreements (the        PECO Energy.
                                   "Guarantees") relating to the Preferred
                                   Securities issued by PECO Energy Capital,
                                   then the holders of the Preferred
                                   Securities, including the Trust acting
                                   through the Trustee at the direction of
                                   the holders of the Preferred Trust
                                   Receipts, acting as a single class, will
                                   be entitled by a vote of the majority of
                                   the aggregate stated liquidation
                                   preference of the outstanding Preferred
                                   Securities to appoint a special
                                   representative (the "Special
                                   Representative") to enforce PECO Energy
                                   Capital's rights against PECO Energy
                                   under the 8.72% Deferrable Interest
                                   Subordinated Debentures, Series B of PECO
                                   Energy (the "Subordinated Debentures")
                                   and the Indenture and the obligations
                                   undertaken by PECO Energy under the
                                   Guarantees, including, after failure to
                                   pay distributions for 60 consecutive
                                   monthly distribution periods on the
                                   Preferred Securities, the payment of
                                   distributions on the Preferred
                                   Securities.

                                 RISK FACTORS

Holders of the Depositary Shares who plan to participate in the Exchange Offer should carefully consider, in addition to the other information set forth in the Offering Circular/Prospectus, the following:

TAX CONSEQUENCES OF THE EXCHANGE

The exchange of the Depositary Shares for Preferred Trust Receipts pursuant to the Exchange Offer will be a taxable event. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Exchange Date of the Holder's pro rata share of the Series B Subordinated Debentures deemed received in the Exchange and the exchanging Holder's tax basis in the Depositary Shares exchanged. See "United States Taxation - Receipt of Preferred Trust Receipts for Depositary Shares" in the Offering Circular/Prospectus. All Holders of the Depositary Shares are advised to consult their tax advisers regarding the United States federal, state, local and foreign tax consequences of the exchange of the Depositary Shares and the issuance of Preferred Trust Receipts.

SUBORDINATE OBLIGATIONS OF SERIES B GUARANTEE AND SERIES B SUBORDINATED
DEBENTURES

PECO Energy's obligations under the Series B Guarantee are subordinate and junior in right of payment to all general liabilities of PECO Energy and its obligations under the Series B Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of PECO Energy. At September 30, 1995, the Senior Indebtedness of PECO Energy aggregated approximately $5.0 billion. There are no terms in the Series B Subordinated Debentures or the Series B Guarantee that limit PECO Energy's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series B Subordinated Debentures and the Series B Guarantee. The Series B Guarantee guarantees payment of accumulated and unpaid monthly distributions, amounts payable on redemption, and amounts payable on liquidation with respect to the Series B Preferred Securities, in each case, however, only to the extent that PECO Energy Capital has funds on hand legally available therefor and payment thereof does not otherwise violate applicable law. If PECO Energy were to default on its obligation to pay interest or amounts payable on redemption or maturity of the Series B Subordinated Debentures, PECO Energy Capital would lack legally available funds for the payment of Distributions or amounts payable on redemption of the Series B Preferred Securities or upon liquidation of PECO Energy Capital, and in such event the holders of the Preferred Trust Receipts representing the Series B Preferred Securities would not be able to rely upon the Series B Guarantee for payment of such amounts. Instead, holders of the Preferred Trust Receipts representing the Series B Preferred Securities would be required to seek enforcement of PECO Energy Capital's rights against PECO Energy pursuant to the terms of the Indenture. See "Description of the Series B Guarantee - Status of the Series B Guarantee" and "Description of the Series B Subordinated Debentures and the Indenture - Subordination" in the Offering Circular/Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX IMPACT OF EXTENSION

PECO Energy has the right under the Indenture to extend interest payment periods on the Series B Subordinated Debentures for up to 60 consecutive months, and, as a consequence, monthly Distributions on the Series B Preferred Securities can be deferred by PECO Energy Capital during any such extended interest payment period. Distributions in arrears after the monthly payment date therefor will accumulate additional distributions thereon at the rate per annum of 8.72% thereof. In the event PECO Energy exercises its right to extend the interest payment periods on the Series B Subordinated Debentures, PECO Energy may not declare dividends on any shares of its capital stock during such extension period. See "Description of the Series B Subordinated Debentures and the Indenture-Option to Extend Interest Payment Period" in the Offering Circular/Prospectus.

Should an extended interest payment period occur, PECO Energy Capital will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of the Preferred Trust Receipts, as the owners for tax purposes of the Series B Preferred Securities represented by the Preferred Trust Receipts. As a result, the owner will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income if the owner disposes of the Preferred Trust Receipts prior to the record date for payment of Distributions. See "United States Taxation - Potential Extension of Payment Period" in the Offering Circular/Prospectus.

LISTING AND TRADING OF PREFERRED TRUST RECEIPTS AND DEPOSITARY SHARES

The Preferred Trust Receipts constitute a new issue of securities with no established trading market. While the Preferred Trust Receipts have been approved for listing on the NYSE, subject to notice of issuance and attainment of the NYSE distribution standards, there can be no assurance that an active market for the Preferred Trust Receipts will develop or be sustained in the future on the NYSE. Although the Dealer Managers have indicated to PECO Energy and PECO Energy Capital that they intend to make a market in the Preferred Trust Receipts as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice.

Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Trust Receipts. In order to satisfy the NYSE listing requirements, acceptance of the Depositary Shares validly tendered in the Exchange Offer is subject to the conditions that as of the Expiration Date there be at least 1,000,000 Preferred Trust Receipts to be issued and 400 record or beneficial holders of Preferred Trust Receipts to be issued as a result of the Exchange Offer, which conditions may not be waived by PECO Energy.

The liquidity and trading market for Depositary Shares which are not exchanged in the Offer could be adversely affected by the reduction in the number of publicly traded Depositary Shares resulting from the Exchange Offer. The Exchange Offer is for up to 5,400,000 shares of the Depositary Shares (or 96.4% of the 5,600,000 Depositary Shares outstanding) rather than for all the outstanding shares of the Depositary Shares, to reduce the risk that the Depositary Shares would be subject to delisting following consummation of the Exchange Offer.

Under the rules of the NYSE, preferred securities such as the Depositary Shares are subject to delisting if (i) the aggregate value of publicly held shares is less than $2 million and (ii) the number of publicly held shares is less than 100,000. Since at least 200,000 Depositary Shares will remain outstanding following consummation of the Exchange Offer, the number of outstanding Depositary Shares will exceed the delisting criteria set forth in clause (ii) above. In addition, based on the market price of the Depositary Shares on the NYSE ($251/8 on July 3, 1995, the closing sales price of the Depositary Shares on the NYSE on the last trading day immediately prior to PECO Energy's first public announcement of the Exchange Offer, and $253/8 on November 2, 1995), PECO Energy believes that the aggregate value of the minimum number (200,000) of Depositary Shares which will be outstanding following consummation of the Exchange Offer should exceed the delisting criteria set forth in clause (i) above. See "Price Range of Depositary Shares" in the Offering Circular/Prospectus. If less than 5,400,000 Depositary Shares are validly tendered, then the number of Depositary Shares remaining outstanding, and the aggregate value thereof, will be even greater.

POSSIBLE REDEMPTION OF PREFERRED TRUST RECEIPTS PRIOR TO OCTOBER 1, 1997

The Depositary Shares are not subject to redemption prior to October 1, 1997. Except as described below, the Series B Preferred Securities will not be subject to redemption prior to October 1, 1997. If a Tax Event shall occur and be continuing, the Series B Preferred Securities will be subject to redemption, at the option of PECO Energy Capital Corp., a Delaware corporation and a wholly owned subsidiary of PECO Energy, as the sole general partner (the "General Partner") of PECO Energy Capital, in whole or in part. If an Investment Company Act Event shall occur and be continuing, the Series B Preferred Securities will be subject to mandatory redemption following the occurrence of such event. In the event the Series B Preferred Securities are redeemed, an equal amount of related Preferred Trust Receipts will be redeemed. See "Description of the Series B Preferred Securities - Special Event Redemptions" and "Description of the Series B Subordinated Debentures and the Indenture - Redemption" in the Offering Circular/Prospectus.

                                  PECO ENERGY

PECO Energy, incorporated in Pennsylvania in 1929, is an operating utility which provides electric and gas service to the public in southeastern Pennsylvania. The total area served by PECO Energy covers 2,107 square miles. Electric service is supplied in an area of 1,972 square miles with a population of about 3,638,000, including 1,600,000 in the City of Philadelphia. Approximately 94% of the electric service area and 63% of retail kilowatthour sales are in the suburbs around Philadelphia, and 6% of the service area and 37% of such sales are in the City of Philadelphia. In 1994, approximately 60% of PECO Energy's electric output was generated from Nuclear sources. PECO Energy estimates for 1995 that 59% of its electric output will come from nuclear sources. Natural gas service is supplied in a 1,475-square-mile area of southeastern Pennsylvania adjacent to Philadelphia with a population of 1,900,000. PECO Energy and its subsidiaries hold franchises to the extent necessary to operate in the areas served.

                              PECO ENERGY CAPITAL

PECO Energy Capital is a limited partnership formed in 1994 under the laws of the State of Delaware. All of its general partner interests are owned by PECO Energy Capital Corp., as the General Partner. As a limited partnership, all of the business and affairs of PECO Energy Capital are managed by the General Partner. PECO Energy Capital was created solely for the purpose of issuing the Preferred Securities and lending the proceeds thereof to PECO Energy, and entering into similar financing arrangements. Such loans are evidenced by the Subordinated Debentures issued by PECO Energy under the Indenture. The Subordinated Debentures are the only assets of PECO Energy Capital and the only revenues of PECO Energy Capital are interest on the Subordinated Debentures. The General Partner pays all of PECO Energy Capital's operating expenses and has general liability for all of PECO Energy Capital's obligations.

                                   THE TRUST

PECO Energy Capital Trust I is a statutory business trust recently formed under the laws of the State of Delaware. PNC Bank, Delaware is the sole trustee of the Trust (in such capacity, and not in its individual capacity, the "Trustee"). The Trust exists for the sole purpose of issuing the Preferred Trust Receipts representing the Series B Preferred Securities held by the Trust and performing functions directly related thereto. The Series B Preferred Securities are the only assets of the Trust. All expenses or liabilities of the Trust will be paid by the General Partner, provided that if the Trustee incurs fees, charges or expenses for which it is not otherwise liable under the Trust Agreement at the election of a holder of Preferred Trust Receipts or other person, such holder or other person will be liable for such fees, charges and expenses.

                CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

The exchange of the Depositary Shares for Preferred Trust Receipts pursuant to the Exchange Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the Exchange Date of the Holder's pro rata share of the Series B Subordinated Debentures deemed received in the Exchange and the exchanging Holder's tax basis in the Depositary Shares surrendered. For this purpose, the fair market value of the Series B Subordinated Debentures deemed issued in exchange for Depositary Shares on the Exchange Date will equal the fair market value of the Preferred Trust Receipts on that date. See "United States Taxation
- Receipt of Preferred Trust Receipts for Depositary Shares" in the Offering Circular/Prospectus.

No portion of the amounts received on the Preferred Trust Receipts will be eligible for the dividends received deduction.

The Preferred Trust Receipts may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the Series B Subordinated Debentures. During any extension period, each holder of Preferred Trust Receipts (a "Securityholder") who disposes of his Preferred Trust Receipts prior to the record date for payment of Distributions at the end of such Extension Period will nevertheless be required to include his pro rata share of accrued but unpaid interest on the Series B Subordinated Debentures allocable monthly to the Trust through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the Series B Preferred Securities deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

ALL HOLDERS OF DEPOSITARY SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT OF PREFERRED TRUST RECEIPTS FOR DEPOSITARY SHARES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED TRUST RECEIPTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER LAWS.

                              INFORMATION SOURCES

Questions and requests for assistance regarding the Exchange Offer, requests for copies of the Offering Circular/Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to:

                           D.F. KING & COMPANY, INC.
                              (INFORMATION AGENT)
                                77 WATER STREET
                            NEW YORK, NEW YORK 10005

                            BANKS AND BROKERS CALL:
                                 (212) 425-1685
                           ALL OTHERS CALL TOLL FREE:
                                 (800) 628-8509

Questions about the Exchange Offer and tender procedures should be directed to:

                              MERRILL LYNCH & CO.
                                (DEALER MANAGER)
                                250 VESEY STREET
                               NEW YORK, NY 10281
                               MARKETING SUPPORT
                         (212) 236-4565 (CALL COLLECT)

                QUESTIONS ABOUT THE OFFER SHOULD BE DIRECTED TO:

 EASTERN SALES DIVISION       WESTERN SALES DIVISION     CENTRAL SALES DIVISION
    (212) 449-5984                (212) 449-5981              (212) 449-5993




                            For current update, see:

                                   PRI XPNM-Z

                            PROCEDURES FOR TENDERING

Each Holder of the Depositary Shares wishing to participate in the Exchange Offer must (i) properly complete and sign the Letter of Transmittal in accordance with the instructions contained in the Offering Circular/Prospectus and in the Letter of Transmittal (except when an Agent's Message is appropriate and utilized), together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth below prior to the Expiration Date and either (a) certificates for the Depositary Shares must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described in the Offering Circular/Prospectus and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described in the Offering Circular/Prospectus.

THE METHOD OF DELIVERY OF DEPOSITARY SHARES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT (A) REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, (B) INSURANCE BE OBTAINED, AND (C) THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO PECO ENERGY, PECO ENERGY CAPITAL, THE TRUST, THE TRUSTEE, THE DEALER MANAGERS OR THE INFORMATION AGENT.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 13, 1995, UNLESS THE OFFER IS EXTENDED.

                              THE EXCHANGE AGENT:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                   BY HAND OR OVERNIGHT COURIER IN NEW YORK:
                    First Chicago Trust Company of New York
                                 14 Wall Street
                             Tenders and Exchanges
                         8th Floor - Suite 4680 - PECO
                            New York, New York 10005

                                    BY MAIL:
                   (Registered or certified mail recommended)
                    First Chicago Trust Company of New York
                             Tenders and Exchanges
                               Suite 4660 - PECO
                                 P.O. Box 2559
                       Jersey City, New Jersey 07303-2559

                           BY FACSIMILE TRANSMISSION
                       (FOR ELIGIBLE INSTITUTIONS ONLY):

                             (201) 222-4720 or 4721
         Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                 (201) 222-4707

     Any questions or requests for assistance or additional copies of the Offering Circular/Prospectus, the Letter of Transmittal or for copies of the
   Notice of Guaranteed Delivery may be directed to the Information Agent.

                      ORDER ENTRY PROCEDURES FOR TENDERING

The Exchange Offer outlined is eligible for "on-line" order entry and can be accessed via the Bridge System.

To enter instructions to participate in the Offer, please follow these steps:

To obtain direct access to the Order Entry Screen- enter OEE in the function field and REO in the select field. The following formatted screen will appear-please fill in the appropriate fields indicated.

--------------------------------------------------------------------------------
                           REORGANIZATION ORDER ENTRY

SECURITY NBR :   585D6                      QTY: (# OF SHARES TO BE EXCHANGED)

PLAN SYMBOL :    X00460

PRICE:   (does not apply)

PRORATION QTY :  (does not apply)

ACCT#:  (CUSTOMER ACCOUNT)       FC# : ????

CONDITION:  *        CONDITION DATE:  *

P&S :  (does not apply)

TRANSFER ACCT :

CFM QTY :  (REPEAT # OF SHARES TO BE EXCHANGED)

ORDER READ TO CUST Y/N  :   Y
--------------------------------------------------------------------------------

Upon completion of the screen, hit ENTER - the system will edit the instruction on-line and highlight any problems with the instruction. Once reviewed and accepted, enter OK in the action field and hit ENTER to input your instruction.

All instructions, once input can be viewed on OIF.

* The CONDITION and COND DATE fields are to be used when PECO Energy shares are being deposited and are not currently long in the account. To enter instructions on the condition that the securities are being deposited, enter DEP in the condition field, and the DATE (MMDDYY) in the con date field.

NOTE: In addition, the above formatted screen can be accessed while reviewing the cashiers memo in the RCI function by entering OE in the action field.

For those offices unable to access the OEE (automated order entry), you may enter a formatted instruction on a Code-18 to wirecall - TND - by filling in a sell order like the one shown below:

                              ORDER ENTRY TICKET


---------------------------------------------------------------------------
   NYSE  |  RL | ORDER NO |     |SYMBOL  |     |     |  SL  |  SSHRT  |   |
---------|-----|          |     |        |     |     |      |-------- |   |
   ASE   |  RC |          |  ;  |X00460  |; ;  |  E  | LONG |   XOS   | ; |
-----------------------------------------------------------------------   |
               | QUANTITY       SYMBOL/DESCRIPTION (PLEASE PRINT)         |
---------------|                                                          |
    ODD        |                                                          |
ML      ODL    |                           585D6                          |
    LOT        |                                                          |
---------------|-------------------------------------------------------   |
               |  PRICE         QULIFIERS  GTC|FOK|IOC|    |TRADING   |   |
    MONEY      |                           ---|---|---|----| INST     |   |   S
           BER |                        ;  DAY|DNR|AON|UNSL|          |   |   E
    FUNDS      |                              |   |   |    |          |   |   L
               |                              |   |   |    |          | ; |   L
---------------|------------------------------------------------------|   |
    CMA/       |   CXL    |SL   |             |GTC|TRADING INSTRUCTION|   |
    ISA/       |          |SSHRT|          ;  |---|                   |   |
           CM  |          |OTS  |             |DAY|                   |   |
    CBA        |          |     |             |   |                   |   |
   FUNDS       |          |     |             |   |                   | ; |
---------------|          |     |-------------------------------------    |
   MKTG    KG  |          |OFFCE|  NO  |MO   DAY    YR.|   |ACCOUNT NUMBER|
---------------|          |     |      |               |   |          ----|
   TRNTO   KX  |   REF    |     |      |               |   |          |INX|
               |          |     |      |   -      -    | ;;|    -     |S  |
---------------|----------------------------------------------------------|
 B  C    |     |VERIFY ACCOUNT NUMBER                      | CUSTOMER NAME|
 O   O   | KC  |                                           |              |
         |-----|                                           |              |
 N   R   | KE  |                                           |              |
         |-----|                                           |              |
 D    P  | KF  |                                           |--------------|
         |-----|                                           |A/E NO.| INTRA|
 S       |     |                                           |       | OFFC |
---------------|--------------------------------           |--------------|
OTHER          |P & S / MARGIN DATA            |           |MISC          |
               |          |        |       |   |           |              |
     TND       |    USP   |        |  RAP  | ; |           |              |
---------------------------------------------------------------------------